SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported) December 23, 1998

               Borden Chemicals and Plastics Limited Partnership
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             (Exact name of registrant as specific in its charter)


     Delaware                    1-9699                   31-1269627
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(State of incorporation) (Commission File Number)     (I.R.S. Employer
                                                      (Identification No.)

Highway 73
Geismar, Louisana                                         70734
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (614) 225-4482




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Item 5.  Other Events.
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     On December 23, 1998, Borden Chemicals and Plastics Operating Limited
Partnership ("BCPOP") announced that it had reached agreement with its lending banks on certain waivers and amendments relating to its revolving credit facility. A press release announcing the agreement is attached hereto as Exhibit 99.1. The Amended and Restated Credit Agreement for the facility is attached hereto as Exhibit 99.2.

Item 7.  Exhibits
         --------

99.1.  Press Release dated December 23, 1998

99.2 Amended and Restated Credit Agreement, dated as of December 23, 1998, among Borden Chemicals and Plastics Operating Limited Partnership, the several Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent.


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                    BORDEN CHEMICALS AND PLASTICS
                    LIMITED PARTNERSHIP

                    By:  BCP Management, Inc., its general partner


                    By:    /s/ Ronald B. Wiles
                          -----------------------------------------
                          Name:  Ronald B. Wiles
                          Title: Chief Financial Officer and Treasurer

DATED: December 29, 1998











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                                 EXHIBIT INDEX

Exhibit No.
_________

99.1 Press Release dated December 23, 1998.

99.2 Amended and Restated Credit Agreement, dated as of December 23, 1998, among Borden Chemicals and Plastics Operating Limited Partnership, the several Lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent.







































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